UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 28, 2010
Date of report (date of earliest event reported)
Digi International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 912-3444
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On October 28, 2010, Digi International Inc. (“Digi”) issued a press release regarding Digi’s financial results for its fourth fiscal quarter and fiscal year ended September 30, 2010. A copy of Digi’s press release is attached hereto as Exhibit 99.1.
     The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
NON-GAAP FINANCIAL MEASURES
     Certain information Digi intends to disclose on the conference call includes a non-GAAP financial measure, earnings before taxes, depreciation and amortization (“EBTDA”). A reconciliation of the EBTDA measure to the most directly comparable GAAP financial measure is included below.
     Digi’s management understands that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as operating income or net income, for the purpose of analyzing financial performance. The disclosure of the non-GAAP measure mentioned above does not reflect all charges and gains that were actually recognized by the Company. The non-GAAP measure is not prepared in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Management believes that the non-GAAP measure has limitations in that it does not reflect all of the amounts associated with Digi’s results of operations as determined in accordance with GAAP and that the measure should only be used to evaluate Digi’s results of operations in conjunction with the corresponding GAAP measures.
     Digi’s management believes that the presentation of EBTDA as a percentage of net sales, as well as the presentation of the increase in EBTDA compared to prior periods, is useful to investors because it provides a reliable and consistent approach to measuring Digi’s performance from year to year and in assessing Digi’s performance against other companies. Management uses EBTDA as a key performance indicator of how Digi is performing compared to prior periods and compared to its operating plan. In addition, EBTDA is also used by management as a metric for executive compensation, as well as incentive compensation for the rest of the employee base, and it is monitored quarterly for these purposes. Management uses the aforementioned non-GAAP measure to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of Digi. Management also believes that such information helps investors compare operating results and corporate performance exclusive of the impact of Digi’s capital structure and the method by which assets were acquired. The use of EBTDA does not reflect Digi’s cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in cash requirements for Digi’s working capital needs.

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Reconciliation of Net Income to Earnings before Taxes, Depreciation and Amortization
(In thousands of dollars and as a percent of Net Sales)

	For the three months ended September 30,					For the twelve months ended September 30,
	2010			2009		2010			2009
Net sales	$47,266	100.0%		$40,012	100.0%	$182,548	100.0%		$165,928	100.0%

Net income	2,244	4.7%		959	2.4%	8,941	4.9%		4,083	2.5%

Income tax provision (benefit)	1,293	2.7%		(65)	-0.2%	1,578	0.9%		199	0.1%

Income before income taxes	$3,537	7.5	% *	$894	2.2%	$10,519	5.8%		$4,282	2.6%

Depreciation and amortization	2,388	5.1%		2,627	6.6%	10,133	5.6%		10,057	6.1%

Earnings before taxes, depreciation, and amortization	$5,925	12.5	% *	$3,521	8.8%	$20,652	11.3	% *	$14,339	8.6%*

*	Percentages presented may not add due to use of rounded numbers.

Item 9.01 Financial Statements and Exhibits.
     The following Exhibit is furnished herewith:

99.1	Press Release dated October 28, 2010, announcing financial results for the fourth fiscal quarter and fiscal year ended September 30, 2010.

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SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: October 28, 2010

DIGI INTERNATIONAL INC.
By:	/s/ Brenda L. Mueller
Brenda L. Mueller
Corporate Controller, Acting Principal Financial Officer and Acting Principal Accounting Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99.1	Press Release dated October 28, 2010, announcing financial results for the fourth fiscal quarter and fiscal year ended September 30, 2010.	Furnished Electronically